                                                                    EXHIBIT 28.1

CAPSTEAD MORTGAGE CORPORATION
COLLATERAL SUMMARY AND REMITTANCE REPORT
FOR MONTH ENDING:  25-JAN-02
MASTER SERVICING DIVISION

DEAL REFERENCE                                          93-2A              93-2C               93-2D             93-2E.A
                                                   ---------------    ---------------     ---------------    ---------------
BEGINNING SECURITY BALANCE                         $ 14,627,290.92    $ 43,893,242.72     $ 26,042,257.42    $ 18,027,527.33
  Loans Repurchased                                             --                 --                  --                 --
  Scheduled Principal Distribution                       26,688.13          80,500.72          310,219.21         208,447.29
  Additional Principal Distribution                      16,996.02          19,721.79           15,984.78           6,873.20
  Liquidations Distribution                             679,103.36       4,305,120.79          527,127.78       1,459,992.32
  Accelerated Prepayments                                       --                 --                  --                 --
  Adjustments (Cash)                                            --                 --                  --                 --
  Adjustments (Non-Cash)                                        --                 --                  --                 --
  Losses/Foreclosures                                           --                 --                  --                 --
  Special Hazard Account                                        --                 --                  --                 --
                                                   ---------------    ---------------     ---------------    ---------------
                        Ending Security Balance    $ 13,904,503.41    $ 39,487,899.42     $ 25,188,925.65    $ 16,352,214.52
                                                   ===============    ===============     ===============    ===============
INTEREST DISTRIBUTION:
Due Certificate Holders                            $     90,002.26    $    259,520.84     $    145,369.55    $     97,031.71
Compensating Interest                                     1,294.42           8,255.81              920.06           2,864.24

  Trustee Fee (Tx. Com. Bk.)                                164.56             548.67              325.53             195.30
  Pool Insurance Premium (PMI Mtg. Ins.)                        --                 --                  --           3,966.06
  Pool Insurance (GE Mort. Ins.)                          3,539.80                 --            4,192.80                 --
  Pool Insurance (United Guaranty Ins.)                         --                 --                  --                 --
  Backup for Pool Insurance (Fin. Sec. Assur.)                  --                 --                  --                 --
  Special Hazard Insurance (Comm. and Ind.)                 694.80                 --                  --                 --
  Bond Manager Fee (Capstead)                               231.60             548.67              379.78             225.34
  Excess Compensating Interest (Capstead)                       --                 --                  --                 --
  Administrative Fee (Capstead)                             396.17           1,828.93              813.78             638.52
  Administrative Fee (Other)                                    --                 --                  --                 --
  Excess-Fees                                                   --                 --                  --                 --
  Special Hazard Insurance (Aetna Casualty)                     --                 --                  --                 --
  Other                                                         --                 --                  --                 --
                                                   ---------------    ---------------     ---------------    ---------------
                                   Total Fees             5,026.93           2,926.27            5,711.89           5,025.22
                                                   ---------------    ---------------     ---------------    ---------------
 Servicing Fee                                            4,243.62          11,133.29            7,095.25           4,779.55
 Interest on Accelerated Prepayments                            --                 --                  --                 --
                                                   ---------------    ---------------     ---------------    ---------------
                   Total Interest Distribution     $    100,567.23    $    281,836.21     $    159,096.75    $    109,700.72
                                                   ===============    ===============     ===============    ===============
LOAN COUNT                                                      55                173                 160                108
WEIGHTED AVERAGE PASS-THROUGH RATE                        7.489836           7.320762            6.740872           6.649561

                                                                    EXHIBIT 28.1

CAPSTEAD MORTGAGE CORPORATION
COLLATERAL SUMMARY AND REMITTANCE REPORT
FOR MONTH ENDING:  25-JAN-02
MASTER SERVICING DIVISION


DEAL REFERENCE                                         93-2E.B             93-2G              1996-A             1996-B
                                                   ---------------    ---------------     ---------------    ---------------
BEGINNING SECURITY BALANCE                         $ 52,410,873.25    $ 75,371,665.42     $ 11,265,674.89    $ 20,388,922.63
  Loans Repurchased                                             --                 --                  --                 --
  Scheduled Principal Distribution                       92,485.95         142,090.00           19,124.90          32,470.96
  Additional Principal Distribution                      45,354.45          34,946.22              891.19           2,181.01
  Liquidations Distribution                           3,268,149.95       5,707,675.13          750,525.04                 --
  Accelerated Prepayments                                       --                 --                  --                 --
  Adjustments (Cash)                                            --                 --                  --                 --
  Adjustments (Non-Cash)                                        --                 --                  --                 --
  Losses/Foreclosures                                           --                 --                  --                 --
  Special Hazard Account                                        --                 --                  --                 --
                                                   ---------------    ---------------     ---------------    ---------------
                        Ending Security Balance    $ 49,004,882.90    $ 69,486,954.07     $ 10,495,133.76    $ 20,354,270.66
                                                   ===============    ===============     ===============    ===============
INTEREST DISTRIBUTION:
Due Certificate Holders                            $    299,201.42    $    434,973.74     $     63,167.36    $    115,495.22
Compensating Interest                                    10,819.48          12,849.00                  --                 --

  Trustee Fee (Tx. Com. Bk.)                                567.78             847.93              140.82             254.86
  Pool Insurance Premium (PMI Mtg. Ins.)                 11,530.39                 --                  --           5,510.11
  Pool Insurance (GE Mort. Ins.)                                --                 --            3,244.52                 --
  Pool Insurance (United Guaranty Ins.)                         --                 --                  --                 --
  Backup for Pool Insurance (Fin. Sec. Assur.)                  --                 --                  --             465.99
  Special Hazard Insurance (Comm. and Ind.)                     --                 --                  --                 --
  Bond Manager Fee (Capstead)                               655.14             942.15                  --                 --
  Excess Compensating Interest (Capstead)                       --                 --            2,505.73                 --
  Administrative Fee (Capstead)                           1,856.31           3,140.63              469.41             849.55
  Administrative Fee (Other)                                    --                 --                  --                 --
  Excess-Fees                                                   --                 --                  --                 --
  Special Hazard Insurance (Aetna Casualty)                     --                 --              258.17             589.58
  Other                                                         --                 --                  --                 --
                                                   ---------------    ---------------     ---------------    ---------------
                                   Total Fees            14,609.62           4,930.71            6,618.65           7,670.09
                                                   ---------------    ---------------     ---------------    ---------------
 Servicing Fee                                           13,792.61          18,643.63            3,024.19           6,123.16
 Interest on Accelerated Prepayments                            --                 --                  --                 --
                                                                --                 --                  --                 --
                                                   ---------------    ---------------     ---------------    ---------------
                   Total Interest Distribution     $    338,423.13    $    471,397.08     $     72,810.20    $    129,288.47
                                                   ===============    ===============     ===============    ===============
LOAN COUNT                                                     192                288                  44                 76
WEIGHTED AVERAGE PASS-THROUGH RATE                        7.098242           7.129832            6.728477           6.797528

                                                                    EXHIBIT 28.1

CAPSTEAD MORTGAGE CORPORATION
COLLATERAL SUMMARY AND REMITTANCE REPORT
FOR MONTH ENDING:  25-JAN-02
MASTER SERVICING DIVISION


DEAL REFERENCE                                        1996-C.1           1996-C.2            1996-C.3
                                                   ---------------    ---------------     ---------------
BEGINNING SECURITY BALANCE                         $  2,481,405.67    $  7,295,083.99     $  5,157,802.02
  Loans Repurchased                                             --                 --                  --
  Scheduled Principal Distribution                        3,488.97          12,408.31            7,189.16
  Additional Principal Distribution                         206.02          (1,152.85)             190.28
  Liquidations Distribution                                     --                 --          239,422.40
  Accelerated Prepayments                                       --                 --                  --
  Adjustments (Cash)                                            --                 --                  --
  Adjustments (Non-Cash)                                        --                 --                  --
  Losses/Foreclosures                                           --                 --                  --
  Special Hazard Account                                        --                 --                  --
                                                   ---------------    ---------------     ---------------
                        Ending Security Balance    $  2,477,710.68    $  7,283,828.53     $  4,911,000.18
                                                   ===============    ===============     ===============
INTEREST DISTRIBUTION:
Due Certificate Holders                            $     14,426.44    $     42,943.29     $     27,582.79
Compensating Interest                                           --                 --                  --

  Trustee Fee (Tx. Com. Bk.)                                 31.02              60.79               42.98
  Pool Insurance Premium (PMI Mtg. Ins.)                        --                 --                  --
  Pool Insurance (GE Mort. Ins.)                            714.65                 --                  --
  Pool Insurance (United Guaranty Ins.)                         --                 --            1,921.27
  Backup for Pool Insurance (Fin. Sec. Assur.)                  --                 --                  --
  Special Hazard Insurance (Comm. and Ind.)                     --                 --                  --
  Bond Manager Fee (Capstead)                                   --                 --            1,228.78
  Excess Compensating Interest (Capstead)                       --                 --              416.17
  Administrative Fee (Capstead)                             124.08             151.96              215.43
  Administrative Fee (Other)                                    --                 --                  --
  Excess-Fees                                                   --                 --                  --
  Special Hazard Insurance (Aetna Casualty)                  56.87                 --              149.15
  Other                                                         --                 --                  --
                                                   ---------------    ---------------     ---------------
                                     Total Fees             926.62             212.75            3,973.78
                                                   ---------------    ---------------     ---------------
 Servicing Fee                                              775.43           1,645.43            1,611.79
 Interest on Accelerated Prepayments                            --                 --                  --
                                                   ---------------    ---------------     ---------------
                  Total Interest Distribution      $     16,128.49    $     44,801.47     $     33,168.36
                                                   ===============    ===============     ===============
LOAN COUNT                                                      12                 37                  24
WEIGHTED AVERAGE PASS-THROUGH RATE                        6.976581           7.063928             6.70322